MICEL CORP.
	445 CENTRAL AVENUE
	CEDARHURST, NEW YORK 11516

	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
	TO BE HELD FRIDAY, NOVEMBER 14, 1997


TO OUR SHAREHOLDERS:



The Annual Meeting of Shareholders of Micel Corp. (the "Company") will be held at the offices of Bernstein & Wasserman, LLP, 950 Third Avenue, New York, New York 10022, on Friday, November 14, 1997 at
10:00 A.M. E.S.T., to consider the following proposals:

1.	To elect three directors, each to serve for a term of one year or until their respective successors are elected and qualify;

2.	To ratify the appointment of Arthur Andersen LLP as
independent auditors of the Company; and

3.	To transact such other business as may properly come before the meeting.

Shareholders of record on the books of the Company at the close of business on October 1, 1997 will be entitled to vote at the meeting or any adjournment thereof. A copy of the annual report containing the financial statements of the Company for the fiscal year ended September 30, 1996 is enclosed.

All Shareholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

Dated:  New York, New York
 October 15, 1997

By Order of the Board of Directors


Marvin Neiman, Secretary


	MICEL CORP.
	445 CENTRAL AVENUE
	CEDARHURST, NEW YORK 11516

	PROXY STATEMENT

	ANNUAL MEETING OF SHAREHOLDERS


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Micel Corp. (the "Company") of proxies in the enclosed form for the Annual Meeting of Shareholders to be held at the offices of Bernstein & Wasserman, LLP, 950 Third Avenue, 10th Floor,
New York, New York 10022 on Friday, November 14, 1997, at 10:00
A.M. (E.S.T.), and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders.

Any shareholder giving such a proxy has the power to revoke the same at any time before it is voted by giving written notice to the Secretary of the Company or by providing him with a later-dated proxy. Attendance at the meeting shall not have the effect of revoking a proxy unless the Shareholder so attending shall, in writing, so notify the Secretary of the meeting at any time prior to the voting of the proxy.

The principal executive offices of the Company are located at 445 Central Avenue, Cedarhurst, New York 11516, telephone number (516) 569-3500. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's shareholders is October 15, 1997.


	VOTING SECURITIES

Holders of shares of Common Stock, par value $.01 per share (the
"Shares"), of record as at the close of business on October 1, 1997, are entitled to vote at the meeting. On the record date, there were issued and outstanding 5,639,629 Shares. Each outstanding Share is entitled to one vote upon all matters to be acted upon at the meeting. The holders of a majority of the aggregate of the outstanding shares of Common Stock voting as a group shall constitute a quorum.


	PRINCIPAL STOCKHOLDERS


The following table sets forth, as of August 31, 1997, certain information as to the stock ownership of each person known by the Company to beneficially own 5% or more of the Company's outstanding Common
Stock, by each director of the Company who owns any shares of the Company's Common Stock and by all officers and directors as a group:


                                                Percentage of
Name of				          Amount and Nature of       Class as of
Beneficial Owner	    Beneficial Ownership(1)    August 31, 1997

Bonnie Septimus (2)   			446,000			            	7.9%
72 Lord Avenue
Lawrence, New York

Barry Septimus (3)     		578,746			            	10%
72 Lord Avenue
Lawrence, New York

Benjamin Sporn	      			 57,250  (4)    	       	1%

Heather Loren        				238,500 (5)		          	4.2%

Barry Braunstein (6)			  110,250			             	2%

Ron Levy (7)			       	  25,000               			*

All officers and directors
as a group (5 persons)			431,000			             	7.6%



 *	Less than 1%

(1)	Except as otherwise indicated, all shares are beneficially owned, and sole voting and investment power is held by the persons named.

(2) 	This includes 6,000 shares of Common Stock owned by certain
of her children but does not include shares listed below owned by her husband, Barry Septimus, shares of Common Stock held in trust for her children where she is not the Trustee or shares owned by her independent children.

(3)	 Does not include Shares owned by Mr. Septimus' children or
his wife, Bonnie Septimus, listed above. Mr. Septimus disclaims beneficial ownership of these Shares. The amount includes 224,000 shares of Common Stock owned by Quest Enterprises, Inc., which is 50% owned by Mr. Septimus. Also includes 144,746 Shares issuable upon exercise of options and warrants owned by Quest Enterprises, Inc.

(4)  	Includes 12,250 Shares issuable upon exercise of stock options.

(5)	 Includes 8,250 Shares issuable upon exercise of stock options

(6)	Consists of 10,250 Shares issuable upon exercise of stock
options and Shares which have been purchased by Mr. Braunstein's family in a private placement in September 1994. Mr. Braunstein disclaims beneficial interest in these shares.

(7)	Consists of Shares issuable upon exercise of stock options.


 	PROPOSAL 1

	ELECTION OF DIRECTORS


At the meeting, three Directors will be elected by the shareholders to serve until the next annual meeting of the shareholders or until their successors are elected and shall qualify. The accompanying form of proxy will be voted for the election as Directors of the three persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the proxy will be voted for the election of such person or persons as shall be designated by the Directors.

The following is information about each nominee:

Barry Braunstein (38) has been a Director of the Company since April 1994. From June 1983 to the present, he has been the administrator of Laconia Nursing Home in Bronx, New York. Mr. Braunstein received his B.A. Degree from Adelphia University in 1985.

Heather Loren (29) has been a Director of the Company since August
1995. From September 1994 until the present, Ms. Loren has been a consultant with the firm of Coopers & Lybrand, LLP. From December
1991 until August 1992, she was in geriatric research at Hadasa Hospital in Jerusalem. From June, 1989 until December 1991 she held various managerial positions at the Bridgeport Healthcare Center and White Plains Nursing Home. She received her Masters degree in Management from Northwestern University in 1994 and a B.A. degree from Columbia University.

Ron Levy, (49) has been President and Director of the Company since October 1, 1996. Prior to that time he was a consultant to Microkim Ltd, the Company=s wholly owned subsidiary. From October 1992 to November 1995 he was President and Chief Executive Officer at
EUROM FlashWare Solutions Ltd. and from September 1990  to
September 1992 he was Project Manager at SanDisk Corporation in
Santa Clara, CA. From September 1982 until September 1990 he was a manager of Tadiran Communication Micro Electronic Center. Mr. Levy has received his B.S. degree in Electrical Engineering and Computer Science from the University of California in Berkeley.

The Board of Directors held three meetings in the fiscal year ended September 30, 1997. The Company does not have a standing audit, nominating or compensation committee. To the Company's knowledge, there were no delinquent 16(a) filers for transactions in the Company's securities during fiscal year ended September 30, 1997.


THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS
A VOTE "FOR" THE ELECTION OF THE ABOVE NAMED
NOMINEES.  PROXIES SOLICITED BY THE BOARD OF
DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS
SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.


Executive Compensation


The following table sets forth all compensation received for services rendered to the Company by certain executive officers during each of the past three fiscal years ended September 30, 1996. No other executive officer received compensation in excess of $100,000 during any of the last three fiscal years.




			SUMMARY COMPENSATION TABLE


                       				 Annual Compensation      	Long-Term
                                                      Compensation

	Name and Principal
    Position		         Year	     Salary ($)	   Other Annual  	Awards
						                                        	Compensation 	 Options #


Joseph Moscovitz,
President, Chief
Executive Officer     1996	       $84,590		      18,750 (1)     	-0-


                  				1995       	$76,976	      	18,323 (1)    15,000

                  				1994 (2)    $36,153       	$ 8,424 (1)    	-0-

____________________________
(1)	Total value of non-cash compensation.

(2)	Represents compensation for a partial year.  In 1994 he was
compensated at the rate of $82,204 per annum.












                			OPTION GRANTS IN 1996

	Name(a)  	Options Granted(b) 	 Percent of Total  	Exercise   Expiration
                          						Options Granted	   Price (d)  Date (e)
                          						To Employees in
                          						Fiscal Year 1996(c)




	Ron Levy 	100,000 (1)	        	80%	               	$2.00	    August 28, 2001

	Benjamin
 Sporn     25,000  (1)        		20%	               	$2.00	    August 28, 2001

____________________________
(1)	Exercisable to the extent of 25%  per year commencing August
28, 1997 .




	AGGREGATED OPTION EXERCISES IN 1996 AND FOR YEAR-END VALUES




Name   Shares Acquired	  	Value	   	Number of Unexercised  Value of Unexercised
      	on Exercise(#)(b) 	Realized	 Options at Fiscal      in-the-Money
                                       Year End            Options at Fiscal
								                                                   Year-End ($)

                               						Exercisable/		        Exercisable/
                               						Unexercisable (e)     Unexercisable (e)

Ron Levy    	-0-          	-0-       0/100,000	       	     -0-/-0-


Benjamin
Sporn    	   -0-          	-0-    		3000/34,000	           -0-/-0-


Joseph
Moscovitz(1) -0-	          -0-      	7,500/7,500		       $18,000/18,000


(1)	President until September 30, 1996 .



 	The Shareholders in 1992 approved an amendment to the Company's By-Laws to provide that the Company may pay the Board of Directors annual and/or per meeting Director's Fees. The Company intends to compensate outside directors $6,000 per year.



Stock Option Plan

In November 1990, the Company's Board of Directors adopted, and its Shareholders approved, the 1990 Stock Option Plan (the "Plan"), which was amended by the Shareholders at the 1996 annual meeting and provides for the grant of incentive and/or non-qualified stock options to purchase up to 800,000 (post split) shares of Common Stock to any officer, director, consultant or employee when the Board, in its sole discretion, determines that a grant of options to such person would be in the best interests of the Company. Incentive stock options granted under the Plan shall be pursuant to a written agreement for a term not exceeding ten (10) years (five (5) years for Shareholders owning more than ten percent (10%) of the Common Stock of the Company).  The exercise price of the options shall be established by the Board at the time of grant of the option but cannot be less than one hundred percent
(100%) of the fair market value at the time of grant of the option. If the recipient owns more than ten percent (10%) of the Common Stock of the Company, the exercise price must be at least one hundred and ten percent (110%) of the fair market value of the underlying Common
Stock at the time of grant.  The aggregate fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Other terms and conditions of options granted under the Plan, which expires November 2000, are determined by the Board of Directors. The number of shares subject to outstanding options will be appropriately adjusted upon the happening of any stock split, stock dividend, recapitalization, combination, subdivision, issuance of rights or other similar corporate
change.   Persons who are residents of the State of Israel for the purpose of the Israeli Currency Control Regulations, who own more than 5% of the total outstanding shares of the Company would be required to get the consent of the Bank of Israel to accept offers of stock options from the Company. To date the Company has granted options to purchase 556, 620 shares of Common Stock, $.01 par value. None of the options previously granted under the Plan has been exercised.


	CERTAIN TRANSACTIONS


In January 1993, the Company entered into an agreement with Quest Enterprises, Inc. ("Quest"), of which Barry Septimus, a principal shareholder of the Company, owns 50%, to provide marketing, consulting and other services as reasonably required by the Company for the purpose of securing for the Company research and development contracts, joint development programs, strategic partnerships, business opportunities and production and sales contracts with North American Companies and other entities on an exclusive basis in North America.
The Company is paying Quest a fee in the amount of $5,000 per month plus expenses (reduced from $6,000 per month). In addition, in the event that the services provided by Quest to the Company result in a contract being awarded to the Company, Quest will be entitled to a commission in the amount of 1.5% of the revenues received. In
September 1996, Quest voluntarily reduced this percentage to 1% at the same time as the Company employed Ron Levy who is to receive .05% of U.S. sales. In the event that the services provided by Quest result in a joint venture or other equity arrangement between Micel Corp. and the potential partner, Quest will be entitled as a commission to a reasonable equity position in such joint venture not to exceed 15% of the equity of the joint venture. Quest is also entitled to 25% of any royalties received by the Company from parties introduced to the Company by Quest.

In August 1994, Quest agreed to assist Microkim in management and operations. In November 1994, the Shareholders approved the issuance of a warrant to Quest to purchase 61,436 shares of Common Stock of the Company at $.60 per share. In May 1995, the Board of Directors granted Quest a stock option exercisable to purchase an additional
96,620 shares of Common Stock at $.6875 per share. The options vest at a rate of 25% per year, with the first installment vesting on May 23, 1996. In August 1996, the Company granted Quest, subject to obtaining shareholder approval of a proposal to raise the number of shares issuable under the Plan, an additional option to purchase 100,000 shares of Common Stock, $.01 par value, at $2.00 per share, exercisable in four equal annual installments commencing on August 18, 1997. The Shareholders approved the amendment to the stock option plan at the 1996 Shareholders meeting.

 As of March 1996, independent children of Barry Septimus purchased 50,000 (post split numbers) Shares of the Company at $.50 per Share and Benjamin Sporn purchased 36,000 (post split numbers) Shares at $.50 per Share as of June 1996.

In August 1996, the Board of Directors approved, subject to obtaining shareholder approval of the proposal to amend the Plan, options to each of the current directors to purchase 25,000 shares of Common Stock at $2.00 per share, exercisable in four equal annual installments, commencing on August 18, 1997. In addition, the Company granted to Mr. Mark Loren, consultant to the Company, and father of Ms. Heather Loren, a director of the Company, an option to purchase 50,000 shares of Common Stock on the same terms and conditions described above. The Shareholders approved the amendment to the stock option plan at the 1996 Shareholders meeting.


	PROPOSAL 2

	APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Arthur Andersen LLP independent public accountants, to audit the accounts of the Company for the fiscal year ending September 30, 1997. Arthur Andersen LLP also audited the accounts of the Company for the fiscal years ended September 30, 1992 through 1996. Arthur Andersen LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest in the Company other than as auditors. Although the selection and appointment of independent auditors is not required to be submitted to a vote of Shareholders, the Directors deem it desirable to obtain the shareholders' ratification and approval of this appointment.

Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Approval of the proposal requires the affirmative vote of a majority of the Shares voted with respect thereto. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors of the Company for the next fiscal year.



	THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR"
	RATIFICATION OF THE APPOINTMENT OF THE
AUDITORS.


	GENERAL

The management of the Company does not know of any matters other than those stated in this proxy statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretion or authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will, of course, be assembling and mailing the proxy statement and other material which may be sent to the shareholders in connection with this solicitation. In addition to this solicitation of proxies by the use of mails, officers and regular employees may solicit the return of proxies. Costs for soliciting proxies will be borne by the Company. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and telegraph.

The Company will provide without charge to each person being solicited by this Proxy Statement, on written request of any such person, a copy of the Audited Financial Statements for the year ended September 30, 1996 (as filed with the Securities and Exchange Commission). All such requests should be directed to Micel Corp., 445 Central Avenue, Cedarhurst, New York 11516, telephone number (516) 569-3500.

All proposals of shareholders intended to be included in the proxy statement to be presented in the 1998 Annual Meeting materials must be received by the Company's offices at 445 Central Avenue, Cedarhurst, New York 11516, no later than May 1, 1998.


Dated: October 15, 1997


By Order of the Board of Directors


Marvin Neiman, Secretary


	PROXY

	This Proxy is Solicited

	 on Behalf of the Board of Directors

	MICEL CORP.
	445 CENTRAL AVENUE
	CEDARHURST, NEW YORK 11516


The undersigned hereby appoints David Selengut and Mayra Perez as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Shares of the Common Stock of Micel Corp. held of record by the undersigned on October 1, 1997 at the Annual Meeting of Shareholders to be held on November 14, 1997 or any adjournment thereof.


1.	Election of Directors	FOR all nominees listed below
(except as marked to the contrary below)

WITHHOLD AUTHORITY
to vote for all nominees below

	(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below)


	Barry Braunstein, Heather Loren, Ron Levy

2.	To ratify the appointment of Arthur Andersen LLP as the
independent auditors for the Company for the fiscal year ending
September 30, 1997.

FOR     			AGAINST     		ABSTAIN


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign.



Dated:                                   , 1997



				Signature



    		Signature if held jointly



When signing as attorney, executor administrator, trustee or guardian, please give full title as such. If a Company, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.





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